Exhibit 99.3

SPECIAL MEETING OF SHAREHOLDERS OF

PATRIOT BANCSHARES, INC.

[•], 2015

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement, and Proxy Card

are available at http://www.astproxyportal.com/ast/XXXXX

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

	FOR	AGAINST	ABSTAIN

1.  To approve the Agreement and Plan of Merger, dated as of May 27, 2015,  among Green Bancorp, Inc., Panther Merger Sub Corp. and Patriot Bancshares, Inc., pursuant to which Panther Merger Sub Corp. (which is a wholly owned subsidiary of Green Bancorp, Inc.) will merge with and into Patriot Bancshares, Inc., all on and subject to the terms and conditions contained therein (the “Patriot merger proposal”).

	☐	☐	☐

2. To approve the adjournment of the Patriot special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Patriot merger proposal.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1 AND 2 HEREIN.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF SHAREHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PATRIOT BANCSHARES, INC.

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [•], 2015

The undersigned shareholder of Patriot Bancshares, Inc., a Texas corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on [•], 2015 and accompanying Proxy Statement and hereby appoints William Ellis, Dave Rinehart, Chris Zimmerman, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the special meeting of shareholders of Patriot Bancshares, Inc. to be held on [•], 2015 at [•] at Houston Racquet Club, 10709 Memorial Dr., Houston, TX 77024 and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned as of the close of business on August 7, 2015 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)